UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2006

AVIGEN, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement.

          On February 23, 2006, the Board of Directors of Avigen, Inc., a Delaware corporation (“Avigen”), upon the recommendation of the Compensation Committee of the Board of Directors, approved an increase in the level of Andrew Sauter’s participation in Avigen’s Management Transition Plan, adopted May 26, 2005.  Mr. Sauter is Avigen’s Vice President, Finance, and is Avigen’s principal financial officer.  Under the new terms, Mr. Sauter will receive, if his employment with Avigen terminates due to an “involuntary termination” or a “constructive termination,” as those terms are defined in the Management Transition Plan, in either case within two (2) months prior to or eighteen (18) months following a “change in control” (defined in the Management Transition Plan), the following benefits:

          (a) 12 months of salary continuation as designated in the Management Transition Plan Eligibility Notice given to Mr. Sauter;

          (b) full accelerated stock option vesting and 2 years of extended exercisability as provided in the Management Transition Plan Eligibility Notice given to Mr. Sauter; and

          (c) Avigen will pay the COBRA premiums for the Participant for 12 months as designated in the Management Transition Plan Eligibility Notice given to Mr. Sauter, or until such earlier date as Mr. Sauter shall secure subsequent employment that shall provide him with substantially similar health benefits.

          The above description of the Management Transition Plan is qualified by reference to the Management Transition Plan, as amended, which is filed as Exhibit 10.36 to the Report on Form 8-K filed May 31, 2005.

          On February 22, 2006, the Compensation Committee (the Committee) of the Board of Directors, pursuant to authority previously granted by the Board of Directors, approved adjustments to the compensation packages for Avigen’s executive officers based upon assessments of both corporate and individual performance objectives and the discretion of the Committee.  The Committee also approved a change to Avigen’s compensation year end for all employees from June 30 to December 31, effective December 31, 2006.  As such, the Committee approved current compensation adjustments based on a nine-month period effective March 31, 2006.

          Prorated bonus payments for the nine-month period ended March 31, 2006 were determined for each individual executive officer based on target bonus payments that represented a percent of base salary between 30% and 40%.  Target bonus payments were subsequently weighted so that the bonus payments received were based on the assessments of the achievement of corporate performance objectives as well as the achievement of individual performance objectives.

          The Committee established new annual salaries effective April 1, 2006, and authorized immediate bonus payments for the following executive officers:

Name	Position	Salary	Bonus

Kenneth G. Chahine, J.D., Ph.D.	President, Chief Executive Officer and Director	$411,193	$95,000
Michael Coffee	Chief Business Officer	$291,200	$69,000
Dawn McGuire, M.D.	Chief Medical Officer	$266,394	$46,000
M. Christina Thomson, J.D.	Vice President, Corporate Counsel and Secretary	$241,769	$46,000
Kirk Johnson, Ph.D.	Vice President, Preclinical Research	$239,830	$46,000
Andrew A. Sauter	Vice President, Finance	$230,000	$28,000

          The Committee is in the process of finalizing criteria for corporate and individual performance objectives that are intended to be used to modify target bonus payments for the nine-month compensation year ending December 31, 2006.  The Board of Directors reserves the right to modify the performance objectives established by the Committee for the period ending December 31, 2006 at any time based on business changes during the year, and to apply its discretion in determining the weighting factors used to modify future target bonus payments.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: February 28, 2006	By:	/s/ M. Christina Thomson

M. Christina Thomson
Vice President, Corporate Counsel and Secretary